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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this registration statement of General Dynamics Corporation on Form S-3 of our reports dated February 1, 1999 (March 1, 1999 as to Note 16), appearing in and incorporated by reference in the Annual Report on Form 10-K of Gulfstream Aerospace Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the prospectus, which is part of this registration statement.

                                                   DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 17, 1999


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